                                                                   EXHIBIT 10.29

                   FOURTH AMENDMENT TO MODIFICATION AGREEMENT


         THIS FOURTH AMENDMENT TO MODIFICATION AGREEMENT (this "Amendment") is made as of the 18th day of January, 2002 by and among STEELCLOUD, INC. (formerly known as Dunn Computer Corporation and changed to SteelCloud, Inc. pursuant to a certificate of amendment issued by the Virginia State Corporation Commission effective as of July 30, 2001), a Virginia corporation, DUNN COMPUTER CORPORATION, a Delaware corporation, INTERNATIONAL DATA PRODUCTS, CORP., STMS, INC., PUERTO RICO INDUSTRIAL MANUFACTURING OPERATIONS ACQUISITION, CORP. and DUNN COMPUTER OPERATING COMPANY (collectively, the "Borrower") and FIRST UNION NATIONAL BANK, holder of the Note (as defined below) pursuant to an assignment from First Union Commercial Corporation to First Union National Bank (the "Lender").

                                    Recitals

         R-1. The Borrower and the Lender entered into a Modification Agreement dated February 11, 2000, as modified by an Amendment to Modification Agreement dated on or about November, 2000, a Second Amendment to Modification Agreement dated July 26, 2001 and a Third Amendment to Modification Agreement dated November 28, 2001 (collectively, the "Modification Agreement"), with respect to the Line of Credit.

         R-2. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Modification Agreement. The
Modification Agreement, the Modification of Revolving Note, the Second Modification of Revolving Note, the Third Modification of Revolving Note and any other documents executed in connection with the Modification Agreement shall be deemed to be included within the definition of "Loan Documents" as defined in the Modification Agreement.

         R-3. As of January 11, 2002, there is due under the Line of Credit principal of Four Million Six Hundred Twenty-two Thousand Seven Hundred Sixty-two and 48/100 Dollars ($4,622,762.48) and interest of Five Thousand Eight Hundred Twenty and 38/100 Dollars ($5,820.38), plus attorneys' fees and other costs which are payable under the Loan Documents.

         R-4. Pursuant to the Modification Agreement, the Line of Credit expires on February 28, 2002 (the "Maturity Date"), at which time all principal, interest and other sums then outstanding shall be immediately due and payable.

         R-5. The Borrower has requested that the Lender extend the Maturity Date until March 31, 2003 and the Lender is agreeable to doing so subject to the terms and conditions set forth in the Modification Agreement, as amended by this Amendment.

       NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto covenant and agree as follows.

         1. Recitals. The Recitals set forth above are a material part of this Amendment. The Borrower acknowledges and affirms the accuracy of the Recitals set forth above.

         2. Increase in Line of Credit. Upon execution of this Amendment, the availability under the Line of Credit shall be increased from a maximum of $5,000,000 to a maximum of $7,500,000, with Advances to be made in strict compliance with the Line of Credit Agreement, as modified by the Modification Agreement and this Amendment.

         3. Monthly Interest Payments and Fee; Maturity.

                  (a) Interest shall be paid on the last day of each month in arrears for such month.

                  (b) In addition to interest, a monthly fee of One Thousand Dollars ($1,000) shall be paid on the last day of each month in arrears for such month.

                  (c) Subject to the terms and conditions set forth in the Modification Agreement and this Amendment, the Maturity Date is extended until March 31, 2003, on which date, if not sooner paid, the entire principal balance of the Note, all accrued and unpaid interest thereon and all other sums due thereunder shall be due and payable in full.

         4. Interest Rate. Commencing as of the date hereof and continuing until repayment in full of all sums due under the Note, the unpaid principal outstanding from time to time under the Note shall bear interest at a fluctuating rate which is the lower of (a) the Lender's Prime Rate (as hereinafter defined) per annum or (b) the LIBOR Market Index Rate (as hereinafter defined) plus two and one-half percent (2 1/2%) per annum, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate. Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year.

                  "Prime Rate" means the rate of interest announced by the Lender from time to time as its prime rate. The Borrower acknowledges that the Lender's Prime Rate is not represented to be the lowest rate of interest offered by the Lender. The rate of interest shall change automatically and immediately as of the date of any change in the Prime Rate, without notice to the Borrower or any endorser, surety or guarantor.

                  "LIBOR Market Index Rate" means, for any day, the rate for 1-month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by the Lender from another recognized source or interbank quotation).

         5. Default Interest. Upon the occurrence of an Event of Default (as hereinafter defined), the principal amount outstanding shall bear interest thereafter, until the Event of Default is cured, at a rate equal to the then applicable interest rate plus two percent (2%).

         6. Modification of Note. Contemporaneously with the execution of this Agreement, the Borrower shall execute and deliver to the Lender a modification of the Note reflecting the modified Maturity Date and the modified interest rate as set forth in paragraphs 3(a) and (c), 4 and 5 above, respectively, substantially in the form attached hereto as Exhibit A.

         7. Automatic Debit of Checking Account for Interest and Fees. The Borrower authorizes the Lender to continue to debit on the last day of each month account number 2065204298279 and/or any successor account with the Lender (routing number 051400549) (the "Account") for all interest and fees then due under the Note, the other Loan Documents, the Modification Agreement and/or this Amendment. The Borrower represents and warrants to the Lender that the Borrower is the sole owner of this account and preauthorizes these periodic debits pursuant to its right of said ownership.

         8. Borrowing Base.

                  (a) Effective upon the execution of this Amendment, "Borrowing Base" shall mean at the time in question the sum of: (a) ninety percent (90%) of the Borrower's Eligible Government Accounts plus (b) eighty percent (80%) of the Borrower's Eligible Commercial Accounts, provided that all Accounts of IDP and PRIMO are Ineligible Accounts and shall not be included in the Borrowing Base. No Advances shall be made against Inventory.

                  (b) "Ineligible Accounts" shall mean "Ineligible Accounts" as defined in the Modification Agreement and in addition shall include Accounts which are owing by any account debtor whose accounts, in face amount, with the Borrower exceed twenty-five percent (25%) of the Borrower's Eligible Accounts, but only to the extent of such excess, provided that Accounts which are owing by any account debtor that maintains an investment grade rating of at least BBB-from Standard & Poor's and Baa3 from Moody's Investor Services shall be capped at thirty-five percent (35%) and Accounts owing by shall be capped at fifty percent (50%) and provided further that the Lender shall have the right to set a cap lower than the applicable cap for or any other account debtor in the event that in the Lender's opinion there has been a material, adverse change in the financial condition, results of operations, business or properties of or any other account debtor. The Lender agrees to consider, at the Borrower's request, a cap higher than twenty-five percent (25%) on a case by case basis, provided that the Lender shall have no obligation whatsoever to agree to such higher cap and that the Lender's determination shall be conclusive.

                  (c)  In  the  absence  of   manifest   error,   the   Lender's
determination of the amount of the Borrowing Base shall be conclusive.

         9. Federal Tax Refunds. In the Second Amendment to Modification Agreement dated July 26, 2001, the Borrower represented to the Lender that the Borrower would receive a federal tax refund (collectively, the "Federal Tax Refund") by September 16, 2001. In the Third Amendment to Modification Agreement dated November 28, 2001, the Borrower represented to the Lender that the Borrower would receive the Federal Tax Refund within sixty (60) days thereafter. As of the date of this Amendment, the Borrower has not received the Federal Tax Refund. The Borrower represents to the Lender that the Federal Tax Refund will be in the aggregate amount of $1,100,000 and that the Borrower will receive the Federal Tax Refund within the next ninety (90) days. Within two (2) Business Days after receipt of such Federal Tax Refund, the Borrower shall deliver such Federal Tax Refund to the Lender (in the form received together with any necessary endorsements to the Lender) to be applied against the amounts outstanding under the Line of Credit in such order as the Lender determines in its sole discretion, provided that the Lender agrees to apply part of the proceeds of the Federal Tax Refund against the Overadvance in the event that the Overadvance has not been sooner repaid in accordance with paragraph 10 below. In the event that the Federal Tax Refund delivered by the Borrower to the Lender exceeds the amounts then outstanding under the Line of Credit, the Lender agrees to deposit such excess funds in the Borrower's account with the Lender within two (2) business days after the Lender's receipt of immediately available funds from the Federal Tax Refund.

         10. Additional Availability Over Borrowing Base. From the date of this Amendment until the earlier of (a) the date the Federal Tax Refund is received by the Borrower or (b) March 18, 2002, the Lender agrees, at the request of the Borrower and pursuant to the terms and conditions of the Line of Credit Agreement, to make an Advance to the Borrower in the maximum principal amount of Five Hundred Thousand Dollars ($500,000) over the Borrowing Base (the "Overadvance"). The Overadvance shall bear interest at the rate applicable to other Advances and the interest accrued thereon shall be due and payable at the same time as the interest on other Advances. The Overadvance shall be secured by the Collateral (as defined in the Line of Credit Agreement) and shall be repaid in full on the earlier of (y) two (2) Business Days after the Borrower's receipt of the Federal Tax Refund (in accordance with paragraph 8 above) from the proceeds of same or (z) March 18, 2002, provided that the Borrower shall have until March 19, 2002 to repay the Overadvance in the event that the Overadvance is made on March 18, 2002.

         11. Termination for Convenience Monies. On April 11, 2001, the Borrower filed a claim against the U.S. Air Force/U.S. Government (collectively, the "Government") relating to the termination for convenience clause in contract number N00140-98-C-H189, which was terminated by the Government on or about August 31, 1999 (the "Claim"). In the Second Amendment to Modification Agreement dated July 26, 2001, the Borrower represented to the Lender that the Claim was in the amount of approximately , that the Borrower was currently negotiating with the Government regarding the Claim and that the Borrower believed that the Claim would result in a settlement by October 31, 2001. In the Third Amendment to Modification Agreement dated November 28, 2001, the Borrower represented to the Lender that the Borrower and the Government were continuing to negotiate and that the Borrower believed that the Claim would result in a settlement within sixty (60) days thereafter. As of the date of this Amendment, the Claim has not resulted in a settlement and neither the Borrower nor any other party has received any monies or any other consideration as a result of the Claim. The Borrower again represents to the Lender that the Claim is in the amount of approximately and further represents that the Borrower and the Government are continuing to negotiate and that the Borrower believes that the Claim will result in a settlement within the next sixty (60) days. Within two (2) Business Days after receipt of all monies and any other consideration received by or on behalf of the Borrower as a result of the Claim (the "Termination for Convenience Monies") (or if such Termination for Convenience Monies are paid over time, within two (2) Business Days after receipt of each such installment), the Borrower shall deliver such Termination for Convenience Monies to the Lender (in the form received together with any necessary endorsements to the Lender) to be applied against the amounts outstanding under the Line of Credit in such order as the Lender determines in its sole discretion. In the event that the Termination for Convenience Monies delivered by the Borrower to the Lender exceeds the amounts then outstanding under the Line of Credit, the Lender agrees to deposit such excess funds in the Borrower's account with the Lender within two (2) business days after the Lender's receipt of immediately available funds from the Termination for Convenience Monies.

         12. Resolutions of the Borrower/Good Standing. Contemporaneously with the execution of this Amendment, the Borrower shall deliver to the Lender resolutions prepared by the Borrower evidencing their consent to the execution of this Amendment and the documents executed in connection with this Amendment. Contemporaneously with the execution of this Amendment, the Borrower shall also obtain and deliver to the Lender current good standing certificates for all of the jurisdictions in which the Borrower is incorporated or doing business.

         13. Reaffirmation of Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender that all representations and warranties set forth in the Modification Agreement are true and correct as of the date of this Amendment.

         14. Events of Default. In addition to the Events of Default set forth in the Modification Agreement, the occurrence of one or more of any of the following events shall also constitute Events of Default under the Modification
Agreement:

                  (a) Failure to comply with or perform as and when required, or to observe, any of the terms, conditions or covenants of this Amendment within five (5) Business Days after written notice from the Lender.

                  (b) If any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Amendment, shall prove to have been materially false or misleading on the date as of which it was made.

                  (c) Failure to deliver to the Lender the Federal Tax Refund and/or the Termination for Convenience Monies in accordance with paragraphs 9 and 11, respectively, above.

                  (d) Failure to repay the Overadvance in accordance with paragraph 10 above.

                  (e) If an Event of Default occurs under any note or other document executed and delivered in connection with any other indebtedness of the Borrower to the Lender, whether now existing or hereafter incurred.

         15. Release. Each Borrower, for itself and its directors, officers, employees, agents, members, predecessors, successors and assigns, hereby releases and forever waives and relinquishes all claims, demands, obligations, liabilities and causes of action of whatsoever kind or nature, whether known or unknown, which it or he has, may have or might have or assert now or in the future as a result of events occurring prior to or contemporaneously with the execution of this Amendment against the Lender (which term for the purpose of this paragraph shall mean both First Union National Bank and First Union Commercial Corporation) and/or any affiliates or entities related to such entity, and any of the directors, officers, employees, agents, successors and assigns, as the case may be, of all such entities, in connection with, directly or indirectly, this Amendment, the Loan Documents, any document executed in connection with this Amendment or any transactions contemplated hereby or thereby, any prior loan made or credit extended to the Borrower by the Lender or otherwise to any relationship between any Borrower and the Lender.
Notwithstanding the foregoing, the Borrower does not release First Union National Bank from any claims, if any, the Borrower may have against First Union National Bank in connection with the handling of check nos. 009786, 009787 and 009788 made by the Borrower to various payees in the aggregate amount of approximately $58,000, provided that the Borrower shall not have the right to claim any consequential or incidental damages.

         16. Further Assurances and Corrective Instruments. The Borrower will execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, from time to time, such supplements hereto and such further instruments and documents, as the Lender may require in its reasonable discretion to protect, perfect and enforce the Lender's interest in any collateral security for the Line of Credit or to facilitate the carrying out of the intentions of the parties to this Amendment.

         17. Costs and Expenses. Upon execution of this Amendment, the Borrower shall pay to the Lender in immediately available funds all actual costs and expenses, including, without limitation, costs and expenses incurred in connection with filing the amendments to the existing financing statements as referenced above and attorneys' fees incurred by the Lender in connection with the preparation of this Amendment and otherwise in connection with the Line of Credit.

         18. Fee. Upon execution of this Amendment, the Borrower shall pay to the Lender a fee of $5,000 in immediately available funds. The foregoing fee is in consideration of the Lender's entering into this Amendment and shall not be deemed a payment under the Line of Credit.

         19. Miscellaneous.

                  (a) Waivers by the Lender. Neither any failure nor any delay on the part of the Lender in exercising any right, power or remedy under this Amendment or the Loan Documents, or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercises thereof or the exercise of any other right, power or remedy. No waiver or forbearance by the Lender as to any Borrower shall waive or release any rights or claims which the Lender may now have or hereafter have against any other person, firm or individual. The Lender reserves all rights except to the extent expressly provided herein.

                  (b) Modifications. No modification or waiver of any provision of this Amendment or the Loan Documents, and no consent by the Lender to any departure by the Borrower therefrom shall in any event be effective unless the modification, waiver or consent shall be in writing. Any such waiver or consent shall be effective only in the specific instance or for the purpose for which given. No notice to, or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  (c) No Novation. Nothing set forth in this Amendment shall cause a novation nor shall it extinguish, terminate, or impair the Borrower's obligations under the Loan Documents, as amended by this Amendment, or affect the priority of the lien of the Lender established by the Loan Documents.

                  (d)  Applicable  Law.  The   performance,   construction   and
enforcement of this Amendment and the Loan Documents shall be governed by the laws of the Commonwealth of Virginia.

                  (e) Survival; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Loan Documents shall continue in full force and effect. Whenever in this Amendment any of the parties is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties by or on behalf of the Borrower which are contained in this Amendment and the Loan Documents shall inure to the benefit of the Lender and its successors and assigns.

                  (f) Severability. If any term, provision or condition, or any part thereof, of this Amendment or the Loan Documents shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or enforceability shall not affect the remainder of such term, provision or condition or any other term, provision or condition, and this Amendment and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

                  (g)  Merger  and  Integration.  This  Amendment  and the  Loan
Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or any employee, officer, agent or attorney of any party hereto, shall be valid or binding.

                  (h) Headings. The headings and subheadings contained in the titling of this Amendment are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

                  (i) Gender, Singular. All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

                  (j) Time of Essence. Time is of the essence of this Amendment.

         20. No Modification of Loan Documents. Except as expressly modified by this Amendment, the Loan Documents shall remain unchanged and shall be ratified and confirmed to be and remain in full force and effect, without defense, offset or counterclaim.

         21. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Copies of this Amendment which have been executed and which are delivered by facsimile will be valid and effective for all purposes.

         22. Closing. Closing on this Agreement must occur on or before January 18, 2002.

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed, this Amendment under seal as of the date first written above.

WITNESS/ATTEST:                    BORROWERS:


                                   STEELCLOUD, INC.,
                                   a Virginia corporation


                                   By:  /s/ Edward Spear
----------------------------            ---------------------------------------
                                        Edward M. Spear
                                        President


                                   DUNN COMPUTER CORPORATION,
                                   a Delaware corporation


                                   By:  /s/ Edward Spear
----------------------------            ---------------------------------------
                                        Edward M. Spear
                                        President

                                   INTERNATIONAL DATA PRODUCTS,
                                   CORP.


                                   By:  /s/ Edward Spear
----------------------------            ---------------------------------------
                                        Edward M. Spear
                                        President


                                   STMS, INC.


                                   By:  /s/ Edward Spear
----------------------------            ---------------------------------------
                                        Edward M. Spear
                                        President


                                   PUERTO RICO INDUSTRIAL
                                   MANUFACTURING OPERATIONS
                                   ACQUISITION, CORP.


                                   By:  /s/ Edward Spear
----------------------------            ---------------------------------------
                                        Edward M. Spear
                                        President


                                   DUNN COMPUTER OPERATING
                                   COMPANY


                                   By:  /s/ Edward Spear
----------------------------            ---------------------------------------
                                        Edward M. Spear
                                        President


                                   LENDER:

                                   FIRST UNION NATIONAL BANK


                                   By:  /s/ Abigail M. Matia
----------------------------            ---------------------------------------
                                        Abigail M. Matia
                                        Vice President